UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4 1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 45 35

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MYMX	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 20, 2022, Ernest M. Stern resigned from the Board of Directors (the “Board”) of Mymetics Corporation (the “Company”). On January 16, 2023, the Board appointed Marcel B. Rüegg to the Board to fill the vacancy created by Mr. Stern’s resignation. Mr. Rüegg was also appointed to the Audit Committee.

There are no arrangements or understandings between Mr. Rüegg and any other persons pursuant to which he was selected as a director. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Rüegg and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On January 16, 2023, the Company entered into an independent director agreement with Mr. Rüegg (the “Director Agreement”) setting forth the terms of his compensation. Pursuant to the Director Agreement, Mr. Rüegg is entitled to a fee of CHF 5,000 per quarter, which is payable quarterly, and CHF 350 per hour for each additional hour worked outside of meetings of the Board or attending more than one meeting of the Board per quarter, which is payable quarterly. The Company also agreed to reimburse Mr. Rüegg for pre-approved reasonable business expenses incurred in good faith in connection with the performance of his duties for the Company. The Company also agreed to indemnify, defend and hold harmless Mr. Rüegg, to the fullest extent permitted by law, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, subject to certain exceptions based on good faith and reasonableness.

The foregoing description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Independent Director Agreement, dated January 16, 2023, between Mymetics Corporation and Marcel B. Rüegg

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYMETICS CORPORATION

Date: January 17, 2023	By:	/s/ Ronald Kempers
Ronald Kempers
President and Chief Executive Officer